UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2007
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of Directors
     On September 10, 2007, the Board of Directors of The Bon-Ton Stores, Inc. (the “Company”) increased the number of directors of the Company to eleven and elected Lucinda M. Baier to serve as a member of the Company’s Board of Directors, effective September 10, 2007, until her respective successor has been elected. Ms. Baier has been elected to serve on the Audit Committee of the Board of Directors.
     Ms. Baier will receive, on a prorated basis, the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company in accordance with the terms of director compensation disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 5, 2007.
     Ms. Baier, 42, is Chief Financial Officer of World Kitchen, LLC, Rosemont, Illinois, which manufactures and markets bakeware, dinnerware, kitchen and household tools, rangetop cookware and cutlery products under well-known brands such as Corelle®, Pyrex®, Revere®, CorningWare® and Chicago Cutlery®. Ms. Baier is responsible for leading all finance activities, including worldwide financial reporting and financial planning and analysis. Since joining World Kitchen, Ms. Baier has played a key role in creating World Kitchen’s strategic plan and driven significant working capital improvements. Prior to joining World Kitchen in 2006, Ms. Baier was President and Chief Operating Officer at Whitehall Jewelers, Inc. from 2004 to 2005, and from 2000 to 2004, she held senior management positions at Sears, Roebuck & Company. She received a B.S. and a M.S. degree in Accounting from Illinois State University.
     In fiscal 2006 and the first half of fiscal 2007, the Company and its subsidiaries purchased merchandise from World Kitchen, LLC, of which Ms. Baier is Chief Financial Officer, totaling $3.9 million and $0.8 million, respectively. The purchases were made in arms-length transactions and were not material to either company. Ms. Baier did not have any direct or indirect material interest in the transactions.
     There was no arrangement or understanding between Ms. Baier and any other persons pursuant to which Ms. Baier was selected as a director.
     The election of Ms. Baier was announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     99.1 Press Released dated September 10, 2007, regarding the election of a new director.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: September 10, 2007